PROSPECTUS SUPPLEMENT NO. 3                     Filed Pursuant to Rule 424(b)(3)
TO THE PROSPECTUS DATED                        Relating to Form S-3 Registration
DECEMBER 1, 2000                                         Statement No. 333-50036



                    DEVON ENERGY CORPORATION


           760,000,000 Principal Amount at Maturity of
     Zero Coupon Convertible Senior Debentures Due 2020 and
                     Shares of Common Stock
           Issuable upon Conversion of the Debentures



          This Prospectus Supplement relates to the offering for resale of Devon's zero coupon convertible senior debentures due
2020 and the shares of Devon's common stock issuable upon conversion of the debentures.

          The selling security holder table on pages 6-8 of the prospectus is amended by this supplement to add the following entities as selling security holders and to list the amount of the securities beneficially owned and being offered for sale by such security holders:

                                                       Shares of
                              Convertible Debentures  Common Stock
                              ----------------------  --------------
                                          Offered by    Offered by
                                 Held        this         this
                                Before    Prospectus    Prospectus
Selling Security Holder        Offering   Supplement   Supplement<F1>
-----------------------       ----------- -----------  -------------
GLC Global Convertible Funds  $ 8,300,000 $ 8,300,000  $  47,802
GLC Global Convertible Ucits
  Funds                         1,700,000   1,700,000      9,791

<F1> Assumes conversion of the full amount of debentures by each holder at the initial conversion rate of 5.7593 shares of common stock per $1,000 principal amount of debentures at maturity.


           The Date of this Supplemental Prospectus is
                           March 5, 2001